                                                                    Exhibit 3.1



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                               HARTFORD LIFE, INC.


         Hartford Life, Inc., a corporation organized and existing under the laws of the State of Delaware, for the purpose of amending and restating its amended Certificate of Incorporation, does hereby certify as follows:

         1. The name of the corporation is Hartford Life, Inc. and the name under which the corporation was originally incorporated is HLI, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 13, 1996, pursuant to and by virtue of the General Corporation Law of the State of Delaware.

         2. Effective immediately upon the filing of this Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware (the "Effective Time"), each share of previously existing common stock, par value $.01 per share, issued and outstanding or held in treasury shall be and hereby is converted into and reclassified as 1,140,000 shares of Class B Common Stock, par value $.01 per share. Certificates which prior to the Effective Time represented shares of common stock shall, at the Effective Time, be hereby canceled and upon presentation of the canceled certificates to the Corporation, the holder thereof shall be entitled to receive certificate(s) representing shares of Class B Common Stock into which such canceled shares have been converted.

         3. This Restated Certificate of Incorporation, having been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and the written consent of the sole stockholder of Hartford Life, Inc., restates and integrates and further amends the provisions of the original Certificate of Incorporation. As so restated and integrated and further amended, the Restated Certificate of Incorporation (hereinafter, the "Certificate of Incorporation") reads as follows:


                                  ARTICLE FIRST

         The name of the corporation is Hartford Life, Inc. (the "Corporation").


                                 ARTICLE SECOND

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE THIRD

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE FOURTH

         (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 1,250,000,000 shares, consisting of 600,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 600,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of the Class A Common Stock, the Class B Common Stock, Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, the Class B Common Stock, the Preferred Stock or any other class of stock, voting separately as a class, shall be required therefor.

                  (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into series and to determine by resolution or resolutions the following provisions, designations, powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations or restrictions of the shares of any such series of Preferred Stock:

                  (1) the designation of such series, the number of shares to constitute such series and the stated or liquidation value thereof;

                  (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the rate or rates thereof, the conditions and dates upon which such dividends shall be payable and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                  (4) whether the shares of such series shall be subject to redemption at the option of the Corporation and/or the holders of such series, or upon the happening of a specified event, and, if so, the times, price or prices, and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

                  (5) the amount or amounts, if any, payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation;

                  (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, at the option of the Corporation and/or the holders of such series, or upon the happening of a specified event, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                  (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such series or of any other series of the same class or of any other class;

                  (10) the ranking (be it pari passu, junior or senior) of each series vis-a-vis any other class or series of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                  (11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

                  (c) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

                  (d) The powers, preferences and relative participating, optional or other special rights and any qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

                  (e) Except as otherwise required by law, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together without regard to class, and every holder of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the books of the Corporation, and every holder of Class B Common Stock shall be entitled to cast thereon five votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the books of the Corporation.

                  (f) Subject to all the rights of any series of Preferred Stock, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends or other distributions payable in cash, stock or otherwise, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, and shall share equally on a per share basis in all such dividends or other distributions. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Common Stock, dividends shall be declared that are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock. If the Corporation in any manner reclassifies, subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of the Class A Common Stock shall be proportionately reclassified, subdivided or combined, as the case may be. Similarly, if the Corporation in any manner, reclassifies, subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of the Class B Common Stock shall be proportionately reclassified, subdivided or combined, as the case may be.

                  (g) (i) Except as otherwise provided in Section (h) of this ARTICLE FOURTH, each share of Class B Common Stock is convertible, at the option of the holder thereof, into one share of Class A Common Stock, subject to adjustment as provided in subsection (iii) of this Section (g) and subject to the conditions and limitations described below and in the manner described below.

                  (ii) In order to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section (g), the holder thereof shall deliver to the office of the Corporation or the transfer agent for the Class B Common Stock (x) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and by any required tax transfer stamps and (y) written notice to the Corporation that such holder elects to convert such shares of Class B Common Stock and stating the name and address in which each certificate representing shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation or such transfer agent of the certificates representing the shares to be converted, and the person exercising such voluntary conversion shall be treated for all purposes as the holder of record of the number of shares of Class A Common Stock issuable upon such voluntary conversion at such time; provided, however, that such person shall be entitled to receive, when paid, any dividends declared on the Class B Common Stock as of a record date preceding the time of such voluntary conversion and unpaid as of the time of such voluntary conversion. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person at the address set forth in the above-referenced written notice.

                  (iii) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a reclassification, subdivision or combination described in Section (f) or pursuant to a merger or consolidation referred to in Section (l)), each share of Class B Common Stock shall thereafter be convertible into, in lieu of one share of Class A Common Stock, the same kind and amount of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Class A Common Stock upon such reorganization or reclassification with respect to that number of shares of Class A Common Stock into which such share of Class B Common Stock would have been converted had such share of Class B Common Stock been converted into Class A Common Stock immediately prior to such reorganization or reclassification.

                  (h) Except as otherwise provided in this Section (h), upon the sale or other transfer (whether by merger, operation of law or otherwise) by a stockholder of the Corporation of shares of Class B Common Stock such that any person or persons, other than such stockholder or any of its affiliates (within the meaning of the rules and regulations under the Securities Exchange Act of 1934, as amended) or a Class B Transferee (as defined below), shall have beneficial ownership thereof, including, without limitation, pursuant to any private placement or public sale of such shares (including a public offering registered under the Securities Act of 1933 and/or a sale pursuant to Rule 144 under the Securities Act of 1933 or any similar rule then in force), such shares shall automatically convert into an equal number of shares of Class A Common Stock without any further action on the part of the Corporation or any other person, and the certificates representing such shares of Class B Common Stock shall thereafter be deemed to represent shares of Class A Common Stock. For purposes of this Section (h), (x) "beneficial ownership" with respect to shares of Class B Common Stock shall mean ownership by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise controls the voting power (which includes the power to vote or to direct the voting of such shares, except where such power arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation) of such Class B Common Stock, (y) a "person" shall mean a corporation, trust, limited liability company, association, partnership, joint venture, organization, business, individual, government (or subdivision thereof), governmental agency or other legal entity and (z) the term "transfer" shall not include a bona fide pledge of shares of Class B Common Stock.

                  Notwithstanding the foregoing, if shares of Class B Common Stock representing 50% or more of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) are transferred by the holder thereof in a single transaction, or series of related transactions, to any person or group of affiliated persons (other than an underwriter of such stock in connection with a bona fide underwriting of such stock) not affiliated with such transferor (together with any wholly owned subsidiary of such transferee to whom such transferee transfers all or a portion of such shares of Class B Common Stock, a "Class B Transferee"), such shares of Class B Common Stock so transferred shall not automatically convert into shares of Class A Common Stock upon such transfer. Each share of Class B Common Stock retained by such transferor following any such transfer shall automatically convert into shares of Class A Common Stock upon such transfer without any further action by the Corporation or any other person and the certificates representing such shares shall thereafter be deemed to represent shares of Class A Common Stock.

                  Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock on the date on which the number of shares of Class B Common Stock then outstanding is less than 50% of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) without any further action on the part of the Corporation or any other person, and the certificates representing such shares of Class B Common Stock shall be deemed from and after such conversion to represent shares of Class A Common Stock.

                  Immediately upon any such automatic conversion of shares of Class B Common Stock, the rights of the holders of such converted shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall
                                     --------  -------
be entitled to receive, when paid, any dividends declared on the Class B Common Stock as of a record date preceding the time of such automatic conversion and unpaid as of the time of such automatic conversion.

                  As promptly as practicable on or after the conversion date, upon the delivery to the Corporation of certificates formerly representing shares of Class B Common Stock, the Corporation shall issue and deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificates have been converted in accordance herewith.

                  (i) Any shares of Class B Common Stock that shall have been converted into shares of Class A Common Stock at any time pursuant to Sections
(g) and (h) of this ARTICLE FOURTH shall, after such conversion, be canceled and shall not be reissued.

                  (j) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock upon any conversion of shares of Class B Common Stock pursuant hereto; provided, however, that the Corporation shall not
                              --------  -------
be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of the shares of Class B Common Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (k) The Corporation shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Class A Common Stock and its issued Class A Common Stock held in its treasury solely for the purpose of effecting any conversion of the Class B Common Stock pursuant to this ARTICLE FOURTH, the full number of shares of Class A Common Stock then issuable or deliverable upon any such conversion of all the then outstanding shares of Class B Common Stock. All shares of Class A Common Stock issued upon any conversion pursuant to this ARTICLE FOURTH shall be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Class A Common Stock may be listed.

                  (l) In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of such other class of stock.

                  (m) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of any series of the Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their
            --------
respective rights and interests and the Class B Common Stock shall rank pari
                                                                        ----
passu with the Class A Common Stock as to such distribution. For purposes of
-----
this Section (m), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.


                                  ARTICLE FIFTH

                  (a) Except as otherwise fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of directors of the Corporation shall be determined by resolution adopted by a majority of the entire Board of Directors, but the number shall not be less than three, provided that the term of a director shall not be affected by any decrease in the number of directors so made by the Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class of directors to be originally elected for a term expiring at the first annual meeting of stockholders held after 1997, the second class of directors to be originally elected for a term expiring at the second annual meeting of stockholders held after 1997 and the third class of directors to be originally elected for a term expiring at the third annual meeting of stockholders held after 1997, with each class to hold office until its successors are duly elected and qualified. Except as specifically contemplated by the prior sentence and other than with respect to any directors elected by the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. The election of directors need not be by written ballot.

                  (b) If the number of directors is changed by the Board of Directors of the Corporation, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number
                             --------  -------
of directors shall shorten the term of any incumbent director.

                  (c) Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, any vacancy on the Board of Directors of the Corporation resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of stockholders shall be filled only by the vote of a majority of the directors then in office, even though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal from office in accordance with any applicable law or pursuant to an order of a court. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.


                                  ARTICLE SIXTH

                  (a) Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                  (b) Stockholders of the Corporation shall not have any statutory pre-emptive rights to subscribe for additional issues of stock of the Corporation.

                  (c) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, as applicable, to elect directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of this Certificate of Incorporation.


                                 ARTICLE SEVENTH

                  Subject to the provisions of any contract to which the Corporation is a party to the contrary and subject to applicable law, ITT Hartford Group, Inc., a Delaware corporation ("The Hartford"), or any subsidiary thereof (other than the Corporation or any subsidiary thereof) shall have the right to (i) engage in the same or similar business activities or lines of business as the Corporation or any subsidiary thereof, (ii) do business with any client or customer of the Corporation or any subsidiary thereof and (iii) employ or otherwise engage any officer or employee of the Corporation or any subsidiary thereof. In the event that The Hartford or any of its subsidiaries (other than the Corporation and its subsidiaries) or the Corporation or any of its subsidiaries acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both The Hartford and the Corporation, such person shall have no duty, other than pursuant to the laws of the State of Delaware, to communicate or present such corporate opportunity to the Corporation or The Hartford, as applicable.


                                 ARTICLE EIGHTH

                  (a) In anticipation that (i) the Corporation and The Hartford and its subsidiaries (other than the Corporation and its subsidiaries) may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom and (ii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities"), the provisions of this ARTICLE EIGHTH are set forth to regulate and define, subject to applicable law, certain contractual relations and other business relations of the Corporation as they may involve The Hartford and its subsidiaries (other than the Corporation and its subsidiaries), Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this ARTICLE EIGHTH are in addition to, and not in limitation of, the provisions of the laws of the State of Delaware and the other provisions of this Certificate of Incorporation.

                  (b) No contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) between the Corporation and The Hartford or any of its subsidiaries (other than the Corporation and its subsidiaries) or any Related Entity, or between the Corporation and one or more of the directors or officers of the Corporation, The Hartford, any subsidiary of the Corporation or The Hartford or any Related Entity shall be void or voidable for the reason that The Hartford or any subsidiary thereof, any Related Entity or any one or more of the directors or officers of the Corporation, The Hartford, any subsidiary of the Corporation or The Hartford or any Related Entity are a party thereto, or because any such directors or officers are present at, participate in or vote at a meeting of the Board of Directors or a committee thereof which authorizes such contract, agreement, arrangement, transaction (or amendment, modification or termination thereof) if:

                  (x) the material facts as to such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the Board of Directors or the committee thereof that authorizes such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) and the Board of Directors or such committee in good faith authorizes, approves or ratifies such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) by the affirmative vote of a majority of the Disinterested Directors (as defined below), even though the number of Disinterested Directors voting may be less than a quorum;

                  (y) the material facts as to such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the holders of Common Stock entitled to vote thereon, and the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is specifically approved or ratified in good faith by a majority of the votes entitled to be cast by all the then outstanding shares of Common Stock present in person or represented by proxy and not owned by The Hartford or any subsidiary thereof or a Related Entity, as the case may be; or

                  (z) such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is fair as to the Corporation at the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation;

provided, however, that if such authorization, approval or ratification is not
--------  -------
obtained, or such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is not so effected, no presumption shall arise that such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is not fair to the Corporation and its stockholders or that such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) shall be deemed void or voidable or be deemed to result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in (or not opposed to) the best interests of the Corporation or constitute the derivation of an improper benefit as a result thereof.

                  "Disinterested Directors" shall mean the directors of the Corporation who are not (i) officers of either the Corporation or The Hartford or any of their respective subsidiaries or (ii) directors of The Hartford or any subsidiary thereof (other than the Corporation).

                  (c) Directors of the Corporation who are also directors or officers of The Hartford or any subsidiary thereof (other than the Corporation and its subsidiaries) or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorizes, approves or ratifies such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by The Hartford or any subsidiary thereof (other than the Corporation) and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes, approves or ratifies such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).


                                  ARTICLE NINTH

                  In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors pursuant to ARTICLE FOURTH hereof (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), until the occurrence of the Trigger Date (as defined below), the affirmative vote of the holders of 80% or more of the combined voting power of all the shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision of this Certificate of Incorporation (whether directly or indirectly through any merger of the Corporation with any other entity) which is inconsistent with, any provision of ARTICLE SEVENTH or EIGHTH hereof or this ARTICLE NINTH. Neither the alteration, amendment or repeal of either of ARTICLE SEVENTH or EIGHTH hereof or this ARTICLE NINTH nor the adoption of any provision inconsistent with either of ARTICLE SEVENTH or EIGHTH hereof or this ARTICLE NINTH shall eliminate or reduce the effect of any such
ARTICLE in respect of any matter occurring, or any cause of action, suit or claim that, but for such ARTICLE, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                  "Trigger Date" shall mean the first date on which The Hartford ceases to beneficially own, directly or indirectly (excluding for such purposes shares of Common Stock beneficially owned by The Hartford, directly or indirectly, but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of an entity that is an affiliate of The Hartford being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock), more than 20% of the number of shares of Common Stock then outstanding.


                                  ARTICLE TENTH

                  In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors pursuant to ARTICLE FOURTH hereof (and notwithstanding the fact that a lesser percentage may be specified by law, this

Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of all the shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision of this Certificate of Incorporation which is inconsistent with, any provision of ARTICLES FIFTH and SIXTH hereof or this ARTICLE TENTH.


                                ARTICLE ELEVENTH

                  To the fullest extent permitted by applicable law as then in effect, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                 ARTICLE TWELFTH

                  The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

                               ARTICLE THIRTEENTH

                  The Corporation reserves the right to supplement, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights conferred on stockholders, directors and officers herein, if any, are granted subject to this reservation.


                  IN WITNESS WHEREOF, Hartford Life, Inc. has caused this Restated Certificate of Incorporation to be executed by the following authorized officer of said corporation on this 27th day of March, 1997.


                                 HARTFORD LIFE, INC.,

                                 By  /s/ Lon A. Smith
                                     --------------------------
                                     Name:  Lon A. Smith
                                     Title:  Chief Executive Officer & President